CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257888 on Form S-6 of our report dated August 19, 2021, relating to the financial statement of FT 9574, comprising ETF Growth and Income Aug. '21 (ETF Growth and Income Portfolio, August 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 19, 2021